Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-234085) of RTX Corporation of our report dated June 18, 2026 relating to the financial statements and supplemental schedule of the RTX Puerto Rico Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 18, 2026